VICTORY ESTABLISHED VALUE FUND
                             VICTORY FUND FOR INCOME
                        VICTORY GOVERNMENT MORTGAGE FUND
                        VICTORY OHIO REGIONAL STOCK FUND

              AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION

           THIS AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION ("Agreement") is made as of May 5, 2000, between The Victory Portfolios, a Delaware business trust ("Victory"), on behalf of Fund for Income and Established Value Fund, segregated portfolios of assets ("series") thereof (each, an "Acquiring Fund"), and Victory, on behalf of Government Mortgage Fund and Ohio Regional Stock Fund, segregated portfolios of assets ("series") thereof (each, a "Target"). (Each Acquiring Fund and Target are sometimes referred to herein individually as a "Fund" and collectively as the "Funds," and Victory is sometimes referred to herein as the "Investment Company.")

           All agreements, representations, and obligations described herein made or to be taken or undertaken by any Fund are made or shall be taken or undertaken by Victory on the Fund's behalf.

           Government Mortgage Fund and Fund for Income are corresponding Target and Acquiring Funds, respectively, with respect to each other and Ohio Regional Stock Fund and Established Value Fund are corresponding Target and Acquiring Funds, respectively, with respect to each other.

           In accordance with the terms and conditions set forth in this Agreement, the parties desire that each Target transfer its assets to the Class A Shares of the corresponding Acquiring Fund in exchange solely for voting shares of beneficial interest of each comparable Class in the corresponding Acquiring Fund, ("Acquiring Fund's Shares") and the assumption by the Class A Shares of the corresponding Acquiring Fund of the Target's liabilities, and that each Target distribute the corresponding Acquiring Fund's Shares pro rata to the holders of shares of beneficial interest in Target ("Target's Shares") in liquidation of Target. All such transactions with respect to a Target and its corresponding Acquiring Fund are referred to herein collectively as a "Reorganization."

           It is intended by the parties hereto that each Reorganization constitute a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

           Shares of Fund for Income are currently divided into two classes, designated Class A Shares and Class G Shares. Government Mortgage Fund currently has only one class of shares, designated Class A Shares. Shares of Established Value Fund are currently divided into two classes, designated Class A Shares and Class G Shares. Shares of Ohio Regional Stock Fund are currently divided into two classes, designated Class A Shares and Class B Shares. Class A Shares of Fund for Income will be distributed to holder of Class A Shares of Government Mortgage Fund in the Reorganization of that Fund. Class A Shares of Established Value Fund

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

will be distributed to holders of Class A and Class B Shares of Ohio Regional Stock Fund in the Reorganization of those Funds.

           In consideration of the mutual promises herein, the parties covenant and agree as follows:

1.         PLAN OF REORGANIZATION AND TERMINATION OF TARGETS

     1.1. At the Effective Time (as defined in paragraph 3.1), each Target agrees to assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to the corresponding Acquiring Fund. Each Acquiring Fund agrees in exchange therefor

               (a) to issue and deliver to its corresponding Target the number of full and fractional Acquiring Fund's Shares determined by dividing the net value of such Target (computed as set forth in paragraph 2.1) by the NAV (computed as set forth in paragraph 2.2) of the Acquiring Fund's Shares; and

               (b) to assume all of such Target's liabilities described in paragraph 1.3 ("Liabilities").

     1.2. Assets shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on Target's books, and other property owned by Target at the Effective Time.

     1.3. Liabilities shall include (except as otherwise provided herein) all of Target's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Effective Time, and whether or not specifically referred to in this Agreement, including without limitation Target's share of the expenses described in paragraph 7.2 and the liabilities to which the transferred Assets are subject. Notwithstanding the foregoing, each Target agrees to use its best efforts to discharge all of its known Liabilities prior to the Effective Time.

     1.4. At or immediately before the Effective Time, each Target shall declare and pay to its shareholders a dividend and/or other distribution in an amount large enough so that it will have distributed substantially all (and in any event not less than 90%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and substantially all of its realized net capital gain, if any, for the current taxable year through the Effective Time.

     1.5. At the Effective Time (or as soon thereafter as is reasonably practicable), each Target shall distribute the corresponding Acquiring Fund's Shares received by it pursuant to paragraph 1.1 to such Target's shareholders of record, determined as of the Effective Time (collectively "Shareholders" and individually a "Shareholder"), in exchange for such Target's Shares and in liquidation of such Target. To accomplish this distribution, the corresponding Acquiring Fund's transfer agent ("Transfer Agent") shall open accounts on such Acquiring Fund's share transfer books in the

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

                Shareholders' names and transfer such Acquiring Fund's Shares thereto. Each Shareholder's account shall be credited with the pro rata number of full and fractional (rounded to the third decimal place) Acquiring Fund's Shares due that Shareholder. All outstanding Shares of such Target, including any represented by certificates, shall simultaneously be canceled on such Target's share transfer books. An Acquiring Fund shall not issue certificates representing such Acquiring Fund's Shares in connection with its Reorganization. However, certificates representing each Target's Shares shall represent the corresponding Acquiring Fund's Shares after each Reorganization.

     1.6. As soon as reasonably practicable after distribution of an Acquiring Fund's Shares pursuant to paragraph 1.5, the corresponding Target shall be terminated and any further actions shall be taken in connection therewith as required by applicable law. Each Target shall file such instruments and shall take all other steps necessary to effect a complete liquidation and dissolution of such Target.

     1.7. Any reporting responsibility of a Target to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

     1.8. Any transfer taxes payable upon issuance of an Acquiring Fund's Shares in a name other than that of the registered holder on the corresponding Target's books of such Target's Shares exchanged therefor shall be paid by the person to whom such Acquiring Fund's Shares are to be issued, as a condition of such transfer.

2.         VALUATION

     2.1. For purposes of paragraph 1.1(a), each Target's net value shall be (a) the value of the Assets computed as of the close of regular trading on the New York Stock Exchange ("NYSE") on the date of the Closing ("Valuation Time"), using the valuation procedures set forth in such Target's then current prospectus and statement of additional information less (b) the amount of the Liabilities as of the Valuation Time.

     2.2. For purposes of paragraph 1.1(a), the NAV of each Acquiring Fund's Shares shall be computed as of the Valuation Time, using the valuation procedures set forth in Acquiring Fund's then current prospectus and statement of additional information.

     2.3. All computations pursuant to paragraphs 2.1 and 2.2 shall be made by or under the direction of Key Asset Management Inc.

3.         CLOSING AND EFFECTIVE TIME

     3.1. Each Reorganization, together with related acts necessary to consummate the same ("Closing"), shall occur at the Funds' principal offices on May 5, 2000, or at such other place and/or on such other date upon which the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the date thereof or at such other time upon which the parties may agree ("Effective Time"). If, immediately before the Valuation Time,
                (a) the NYSE is closed to trading or trading thereon is restricted or (b) trading or the reporting of

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

                trading on the NYSE or elsewhere is disrupted, so that accurate appraisal of the net value of each Target and the NAV per share for each Acquiring Fund is impracticable, the Effective Time shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored.

     3.2. Each Target shall deliver to Victory at the Closing a schedule of its Assets as of the Effective Time, which shall set forth for all portfolio securities included therein their adjusted tax bases and holding periods by lot. Each Target's custodian shall deliver at the Closing a certificate of an authorized officer stating that (a) the Assets held by the custodian will be transferred to the corresponding Acquiring Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

     3.3. The Transfer Agent shall deliver at the Closing a certificate as to the opening on each Acquiring Fund's share transfer books of accounts in the names of the corresponding Target's Shareholders. Victory shall issue and deliver a confirmation to each Target evidencing the Acquiring Fund's Shares to be credited to such Target at the Effective Time or provide evidence satisfactory to such Target that the corresponding Acquiring Fund's Shares have been credited to such Target's account on such Acquiring Fund's books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

     3.4.       Victory,   on  behalf  of  each  Target  and   Acquiring   Fund,
                respectively, shall deliver at the Closing a certificate executed in its name by its President or a Vice President and dated as of the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct in all material respects at the Effective Time, with the same force and effect as if made at and as of the Effective Time, except as they may be affected by the transactions contemplated by this Agreement.

4.         REPRESENTATIONS AND WARRANTIES

     4.1.       Each Target represents and warrants as follows:

     4.1.1. At the Closing, Target will have good and marketable title to its Assets and full right, power, and authority to sell, assign, transfer, and deliver its Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, the corresponding Acquiring Fund will acquire good and marketable title thereto;

     4.1.2. The corresponding Acquiring Fund's Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

     4.1.3. Target's current prospectus and statement of additional information conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act and the rules and regulations thereunder

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

                     and do not include any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     4.1.4. Target is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not (a) conflict with or violate, Delaware law or any provision of Victory's Certificate of Declaration of Trust or Trust Instrument or By-laws or of any agreement, instrument, lease, or other undertaking to which Target is a party or by which it is bound or (b) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Target is a party or by which it is bound, except as previously disclosed in writing to and accepted by Victory;

     4.1.5. Except as otherwise disclosed in writing to and accepted by Victory, all material contracts and other commitments of or applicable to Target (other than this Agreement and investment contracts, including options and futures) will be terminated, or provision for discharge of any liabilities of Target thereunder will be made, at or prior to the Effective Time, without Target incurring any liability or penalty with respect thereto and without diminishing or releasing any rights Target may have had with respect to actions taken or not taken by any other party thereto prior to the Closing;

     4.1.6. Except as otherwise disclosed in writing to and accepted by Victory on behalf of the corresponding Acquiring Fund, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Target's knowledge) threatened against Target or any of its properties or assets that, if adversely determined, would materially and adversely affect Target's financial condition or the conduct of its business; Target knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

     4.1.7. The execution, delivery, and performance of this Agreement has been duly authorized as of the date hereof by all necessary action on the part of Victory's board of trustees on behalf of Target, which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and, subject to approval by Target's shareholders and receipt of any necessary exemptive relief or no-action assurances requested from the Securities and Exchange Commission ("SEC") or its staff with respect to Sections 17(a) and 17(d) of the 1940 Act, this Agreement will constitute a valid and legally binding obligation of Target, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

     4.1.8. At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by Target's shareholders;

     4.1.9. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), or the 1940 Act for the execution or performance of this Agreement by Target, except for (a) the filing with the SEC of a registration statement by Victory on Form N-14 relating to the corresponding Acquiring Fund's Shares issuable hereunder, and any supplement or amendment thereto ("Registration Statement"), including therein a prospectus/proxy statement ("Proxy Statement"), (b) receipt of the exemptive relief or no-action assurances referenced in subparagraph 4.1.7, and (c) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

     4.1.10. On the effective date of the Registration Statement, at the time of the shareholders' meeting referred to in paragraph 5.2, and at the Effective Time, the Proxy Statement will (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder and (b) not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. This provision shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by Victory for use therein;

     4.2.       Each Acquiring Fund represents and warrants as follows:

     4.2.1. No consideration other than Acquiring Fund's Shares (and Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the corresponding Target's Assets in the Reorganization;

     4.2.2. Acquiring Fund's Shares to be issued and delivered to the corresponding Target hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of Acquiring Fund, fully paid and nonassessable by Victory (except as disclosed in Victory's then current prospectus and statement of additional information). Except as contemplated by this Agreement, Acquiring Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any of its shares, nor is there outstanding any security convertible into any of its shares;

     4.2.3. Acquiring Fund's current prospectus and statement of additional information conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

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

     4.2.4. Acquiring Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby (a) will not conflict with or violate, Delaware law or any provision of Victory's Certificate of Trust or Trust Instrument or By-laws or any provision of any agreement, instrument, lease, or other undertaking to which Acquiring Fund is a party or by which it is bound or (b) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Acquiring Fund is a party or by which it is bound, except as previously disclosed in writing to and accepted by Victory;

     4.2.5. Except as otherwise disclosed in writing to and accepted by Victory on behalf of its corresponding Target, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Acquiring Fund's knowledge) threatened against Victory with respect to Acquiring Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect
                Acquiring Fund's financial condition or the conduct of its business; Acquiring Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

     4.2.6. The execution, delivery, and performance of this Agreement has been duly authorized as of the date hereof by all necessary action on the part of Victory's board of trustees on behalf of Acquiring Fund, which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and, subject to receipt of any necessary exemptive relief or no-action assurances requested from the SEC or its staff with respect to Sections 17(a) and 17(d) of the 1940 Act, this Agreement will constitute a valid and legally binding obligation of Acquiring Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

     4.2.7. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the 1934 Act, or the 1940 Act for the execution or performance of this Agreement by Victory, except for (a) the filing with the SEC of the Registration Statement and a post-effective amendment to Victory's registration statement on Form N-1A, (b) receipt of the exemptive relief or no-action assurances referenced in subparagraph 4.2.6, and (c) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

     4.2.8. On the effective date of the Registration Statement, at the time of the shareholders' meeting referred to in paragraph 5.2, and at the Effective Time, the Proxy Statement will (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder and (b) not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by the corresponding Target for use therein;

     4.3. Victory, on behalf of each Fund, represents and warrants as follows:

     4.3.1. Victory is a business trust that is duly organized, validly existing, and in good standing under the laws of the State of Delaware; and a copy of its Certificate of Trust is on file with the Secretary of the State of Delaware;

     4.3.2. Victory is duly registered as an open-end management investment company under the 1940 Act, and such registration will be in full force and effect at the Effective Time;

     4.3.3. Each Fund is a duly established and designated series of Victory.

5.         COVENANTS

     5.1. Each Fund covenants to operate its respective business in the ordinary course between the date hereof and the Closing, it being understood that (a) such ordinary course will include declaring and paying customary dividends and other distributions and such changes in operations as are contemplated by each Fund's normal business activities and (b) each Fund will retain exclusive control of the composition of its portfolio until the Closing; provided that no Target shall dispose of more than an insignificant portion of its historic business assets during such period without the corresponding Acquiring Fund's prior consent.

     5.2. Each Target covenants to call a special meeting of shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby.

     5.3. Each Target covenants that its corresponding Acquiring Fund's Shares to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

     5.4. Each Target covenants that it will assist Victory in obtaining such information as Victory reasonably requests concerning the beneficial ownership of its Shares.

     5.5. Each Target covenants that its books and records (including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder) will be turned over to Victory at the Closing.

     5.6.       Each  Fund   covenants  to  cooperate  in  preparing  the  Proxy
                Statement in compliance with applicable federal securities laws.

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

     5.7. Each Fund covenants that it will, from time to time, as and when requested by the corresponding Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as the corresponding Fund may deem necessary or desirable in order to vest in, and confirm to, (a) each Acquiring Fund, title to and possession of all corresponding Target's Assets, and (b) each Target, title to, and possession of the corresponding Acquiring Fund's Shares to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

     5.8. Each Acquiring Fund covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and such state securities laws as it may deem appropriate in order to continue its operations after the Effective Time.

     5.9. Subject to this Agreement, each Fund covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.

     5.10. Victory covenants to file an amendment to its registration statement on Form N-1A to register Class A Shares of Established Value Fund.

     5.11. Victory, on behalf of Ohio Regional Stock Fund, covenants that it will take all reasonable action to ensure that comparable classes of shares exist between it and Established Value Fund.

6.         CONDITIONS PRECEDENT

     6.1. Each Fund's obligations hereunder shall be subject to (a) performance by its corresponding Fund of all the obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the corresponding Fund contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made at and as of the Effective Time, and (c) the following further conditions that, at or before the Effective Time:

     6.1.1. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by Victory's board of trustees on behalf of Target and Acquiring Fund and shall have been approved by each Target's shareholders in accordance with applicable law.

     6.1.2. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, and the SEC shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by any Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain the same would not involve a risk of a material adverse effect on the assets or properties of any Fund, provided that any Fund may for itself waive any of such conditions.

     6.1.3. At the Effective Time, no action, suit, or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, the transactions contemplated hereby.

     6.1.4. The amendment to the Fund's registration statement on Form N-1A filed by Victory on behalf of Established Value Fund registering Class A Shares shall have become effective.

     6.1.5. Each Target shall have received an opinion of Kramer Levin Naftalis & Frankel LLP, counsel to Victory, substantially to the effect that:

          6.1.5.1. Its corresponding acquiring Fund is a validly existing series of Victory, a business trust duly formed and validly existing and in good standing under the laws of the State of Delaware with the power under its Trust Instrument to carry on its business and to own all of its properties and assets;

          6.1.5.2. This Agreement (a) has been duly authorized and executed by Victory on behalf of the Acquiring Fund and (b) assuming due authorization, execution, and delivery of this Agreement by Target, is a legal, valid and binding obligation of each Acquiring Fund, enforceable against each Acquiring Fund in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and remedies, as from time to time in effect, (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies;

          6.1.5.3. Each Acquiring Fund's Shares to be issued and delivered to the Shareholders under this Agreement, assuming their due delivery as contemplated by this Agreement, will be duly authorized and validly issued and outstanding and fully paid and nonassessable (except as disclosed in
                       Victory's then current prospectus and statement of additional information);

          6.1.5.4. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not (a) materially violate Victory's Trust Instrument or By-laws or any provision of any agreement to which Victory (with respect to the corresponding Acquiring Fund) is a party or by which it is bound or (b) to the knowledge of such counsel, result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree known to such counsel to which Victory (with respect to the corresponding Acquiring Fund) is a party or by which it (with respect to the corresponding Acquiring Fund) is bound, except as set forth in such opinion or as previously disclosed in writing to and accepted by Victory;

          6.1.5.5. To the knowledge of such counsel, no consent, approval, authorization or order of any Delaware or New York or Federal Court or governmental authority of the State of Delaware, the State of New York or the United States of America is required for the consummation by the Trust on behalf of the Acquiring Funds of the transactions contemplated by the Agreement and Plan, except such as may be required under the 1933 Act, the 1934 Act and the 1940 Act and under securities laws of states other than the State of Delaware;

          6.1.5.6. Victory is registered with the SEC as an investment company, and to the knowledge of such counsel no order has been issued or proceeding instituted to suspend such registration; and

          6.1.5.7. To the knowledge of such counsel, (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Victory (with respect to the corresponding Acquiring Fund) or any of its properties or assets attributable or allocable to the corresponding Acquiring Fund and (b) Victory (with respect to the corresponding Acquiring Fund) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects the corresponding Acquiring Fund's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Victory.

                  In rendering such opinion, such counsel may (i) rely, as to matters governed by the laws of the State of Delaware, on an opinion of competent Delaware counsel, (ii) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "knowledge" and related terms to mean the knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Agreement and each Reorganization; and (v) rely on certificates of officers or trustees of Victory, in each case reasonably acceptable to Victory.

     6.1.6.       Each  Acquiring  Fund shall have received an opinion of Kramer
                  Levin   Naftalis   &  Frankel   LLP,   counsel   to   Victory,
                  substantially to the effect that:

          6.1.6.1. Its corresponding Target is a validly existing series of Victory, a business trust duly organized and validly existing and in good standing under the laws of the State of Delaware with power under its Trust Instrument to own all of its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted;

          6.1.6.2. This Agreement (a) has been duly authorized and executed by Victory on behalf of its corresponding Target and (b) assuming due authorization, execution, and delivery of this Agreement by Victory on behalf of the Acquiring Fund, is a legal, valid and binding obligation of each Target, enforceable against each Target in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and remedies, as from time to time in effect, (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies;

          6.1.6.3. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, (a) materially violate Victory's Trust Instrument or By-laws or any provision of any agreement known to such counsel, to which Victory (with respect to the corresponding Target) is a party or by which it is bound or (b) to the knowledge of such counsel, result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree known to such counsel to which Victory (with respect to the corresponding Target) is a party or by which it (with respect to the corresponding Target) is bound, except as set forth in such opinion or as previously disclosed in writing to and accepted by Victory;

          6.1.6.4. To the knowledge of such counsel, no consent, approval, authorization or order of any Delaware or New York or Federal Court or governmental authority of the State of Delaware, the State of New York or the United States of America is required for the consummation by the Trust on behalf of the Targets of the transactions contemplated by the Agreement and Plan, except such as may be required under the 1933 Act, the 1934 Act and the 1940 Act and under securities laws of states other than the State of Delaware;

          6.1.6.5. Victory is registered with the SEC as an investment company, and to the knowledge of such counsel no order has been issued or proceeding instituted to suspend such registration; and

          6.1.6.6. To the knowledge of such counsel, (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Victory (with respect to the corresponding Target) or any of its properties or assets attributable or allocable to the corresponding Target and (b) Victory (with respect to the corresponding Target) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects the corresponding Target's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Victory.

                  In rendering such opinion, such counsel may (i) rely, as to matters governed by the laws of the State of Delaware, on an opinion of competent Delaware counsel, (ii) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "knowledge" and related terms to mean the knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Agreement and each Reorganization, and (v) rely on certificates of officers or trustees of Target; in each case reasonably acceptable to Victory.

     6.1.7. Victory, on behalf of each Target and its corresponding Acquiring Fund, shall have received an opinion of Kramer Levin Naftalis & Frankel LLP addressed to and in form and substance reasonably satisfactory to it, as to the federal income tax consequences of each Reorganization ("Tax Opinion"). In rendering the Tax Opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement (and/or in separate letters addressed to such counsel) and each Fund's separate covenants. Each party agrees to make reasonable covenants and representations as to factual matters as of the Effective Time in connection with the rendering of such opinion. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of each Reorganization in accordance with this Agreement, for federal income tax purposes:

          6.1.7.1. Each Reorganization will constitute a reorganization within the meaning of section 368(a)(1) of the Code, and each Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

          6.1.7.2. No gain or loss will be recognized by Target on the transfer to the corresponding Acquiring Fund of Assets in exchange solely for the Acquiring Fund's Shares and Acquiring Fund's assumption of Liabilities or on the subsequent distribution of those shares to the Shareholders in liquidation of such Target;

          6.1.7.3. No gain or loss will be recognized by the Acquiring Fund on its receipt of Assets in exchange solely for Acquiring Fund's Shares and its assumption of Liabilities;

          6.1.7.4. Each Acquiring Fund's adjusted tax basis in the Assets acquired will be equal to the basis thereof in the corresponding Target's hands immediately before such Reorganization, and each Acquiring Fund's holding period for the Assets will include the corresponding Target's holding period therefor;

          6.1.7.5. A Shareholder will recognize no gain or loss on the exchange of its Target Shares solely for the corresponding Acquiring Fund's Shares pursuant to a Reorganization; and

          6.1.7.6. A Shareholder's aggregate tax basis in any Acquiring Fund's Shares received by it in a Reorganization will equal its aggregate tax basis in its Target Shares surrendered in exchange therefor, and its holding period for such Acquiring Fund Shares will include its holding period for such Target Shares, provided such Target Shares are held as capital assets by the Shareholder at the Effective Time.

     6.2. At any time before the Closing, each Fund may waive any of the foregoing conditions if, in the judgment of Victory's board of trustees, such waiver will not have a material adverse effect on its shareholders' interests.

7.         BROKERAGE FEES AND EXPENSES

     7.1. Victory, on behalf of each Fund, represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     7.2. Each Fund will be responsible for its own expenses incurred in connection with each Reorganization, as agreed to by the parties.

8.         ENTIRE AGREEMENT; SURVIVAL

     8.1. Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the Closing.

9.         TERMINATION OF AGREEMENT

     9.1. This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by each Target's Shareholders:

          9.1.1. By any Fund (a) in the event of a material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before May 30, 2000; or

          9.1.2.       By the parties' mutual agreement.

     9.2. In the event of termination under paragraphs 9.1.1(c) or 9.1.2, there shall be no liability for damages on the part of either Fund affected by the termination, or the trustees or officers of Victory, to its corresponding Fund.

10.        AMENDMENT

     10.1. This Agreement may be amended, modified, or supplemented at any time, notwithstanding approval thereof by each Target's Shareholders, in such manner as may be mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on such Shareholders' interests.

11.        MISCELLANEOUS

     11.1. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

     11.2. Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

     11.3.        The  parties  acknowledge  that  Victory is a business  trust.
                  Notice is hereby given that this instrument is executed on behalf of Victory's trustees solely in their capacity as trustees, and not individually, and that Victory's obligations under this instrument on behalf of each Fund are not binding on or enforceable against any of its trustees, officers, or shareholders, but are only binding on and enforceable against the respective Funds' assets and property. Each Fund agrees that, in asserting any rights or claims under this Agreement, it shall look only to the corresponding Fund's assets and property in settlement of such rights or claims and not to such trustees or shareholders.

     11.4. Victory agrees to indemnify and hold harmless each trustee of Victory at the time of the execution of this Agreement against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such trustee in connection with any claim that is asserted against such trustee arising out of such person's service as a trustee of Victory, provided that such indemnification shall be limited to the full extent of the indemnification that is available to the trustees of Victory pursuant to the provisions of Victory's Trust Instrument and applicable law.

     11.5. For the period beginning at the time of the Reorganization and ending not less than three years thereafter, Victory shall provide for liability coverage for the actions of each trustee of Victory on behalf of each Target at the time of the execution of this Agreement for the period they served as such.

           IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its duly authorized officer.

ATTEST:                                     HE VICTORY PORTFOLIOS, on behalf
                                            f its series:
                                            und for Income
                                            stablished Value Fund

/s/ Robert D. Hingston                      s/ Lisa M. Hurley
-----------------------------               ------------------------------------
    Robert D. Hingston                         Lisa M. Hurley


/s/ ILLEGIBLE                               By: /s/ Lisa M. Hurley
-----------------------------                  ---------------------------------
        Secretary                                   Vice President


ATTEST:                                     THE VICTORY PORTFOLIOS, on behalf
                                            of its series:
                                            Government Mortgage Fund
                                            Ohio Regional Stock Fund


/s/ Robert D. Hingston                      /s/ Lisa M. Hurley
-----------------------------               ------------------------------------
    Robert D. Hingston                          Lisa M. Hurley


/s/ ILLEGIBLE                               By: /s/ Lisa M. Hurley
-----------------------------               ---------------------------------
        Secretary                                 Vice President

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